                                                                  EXHIBIT 10.17



            AGREEMENT ON CONTRACTING MOBILE COMMUNICATIONS PROJECTS


         This Agreement is executed by Party A and Party B on September 20, 2000 in Shanghai:

PARTY A: SHANGHAI LONG-DISTANCE TELECOMMUNICATIONS ENGINEERING COMPANY Legal representative: Zhang Zhilian
Legal Address: 420 Guang Zhong Lu, Shanghai

PARTY B: SHANGHAI MOBILE COMMUNICATION COMPANY LIMITED
Legal representative: Chen Suxian
Legal Address: 668 Beijing Dong Lu, Shanghai


WHEREAS:

1. In order to develop its mobile communications business and engage in normal production and operating activities, Party B needs Party A to provide services of construction, preliminary testing, installation, modulation, engineering and repairing for Party B's mobile communications projects.

2. The Parties hereto agree that Party A shall, in accordance with the terms and conditions of this Agreement, contract services of construction, preliminary testing, installation, modulation, engineering and repairing for Party B's mobile communications projects.

         THEREFORE, Party A and Party B have reached, through friendly consultations, the following agreement in the principle of mutual preference and benefits:


                         ARTICLE ONE     SCOPE OF SERVICES

1. Within the effective term of this Agreement, Party A agrees to contract for Party B, in accordance with the terms and conditions of this Agreement, various mobile communications projects and the following services, and to exert its utmost efforts to ensure that the services provided by it are of a high quality:

         1.1 Construction, preliminary testing, installation, modulation and engineering of various mobile communications projects as required by Party B;

         1.2 Maintenance and overhaul of Party B's mobile communications equipment and facilities.

2. Party B agrees to receive the services provided by Party A in accordance with the terms and conditions of this Agreement.


                   ARTICLE TWO     ITEM AND QUANTITY OF SERVICES

2.1 The specific items and quantities of the services to be provided hereunder shall be determined separately by the Parties hereto, and such services shall be provided in accordance with the terms set forth herein (including standards for service fees). (The specifics and quantities of each item of service will be agreed upon by the Parties hereto and set out in an appendix to this Agreement.)


                           ARTICLE THREE     SERVICE FEES

3.1 Party B shall pay service fees to Party A for the services of construction, preliminary testing, installation, modulation, engineering and repairing for Party B's mobile communications projects provided by Party A under Article 2 above.

3.2 Standards of service fees: Within five days from the date on which the Parties reach an agreement on each specific service item and execute an appendix/appendices related to such agreement, Party B shall disburse to Party A 30% of the total costs of the project as advancements for materials purchase and engineering costs. During the process of the project, Party B will review the project status report prepared by Party A, and, on the basis of such review, disburse to Party A 50% of the total costs of the project as project progress advancements. The balance of the total costs of the project shall be paid upon the inspection and acceptance of the project upon its completion. The schedule of payments shall be confirmed by China Mobile Communications Corporation.

3.3 The service fees shall be charged in accordance with the national or municipal regulations concerning service fee charging standards applicable to the telecommunications industry. In the event of any future adjustment to such regulations, the Parties shall observe the standards as adjusted. Party A and Party B hereby confirm that the standards of service fees determined under Article 3.2 and Article 3.3 are in compliance with the applicable national and municipal regulations.

3.4 Party A shall submit, within five days of inspection and acceptance of a project upon its completion, the completion settlement statement of project to Party B for auditing. The final amounts due shall be based on the results of such audit.

3.5 The increase or decrease of the project costs as the result of any change(s) in design shall be settled on the basis of the actual costs incurred after such change(s). Any and all changes in design and increase in project costs are subject to Party B's prior written consent thereto.


                          ARTICLE FOUR     QUALITY CONTROL

4.1 The Parties shall conduct joint research and discussions on the project to be constructed prior to the provision of any project services. Prior to the commencement of the project, Party A shall organize its relevant personnel to study and familiarize themselves with the drawings in connection with the project, and to take part in the designing process, and formulate a plan satisfactory to Party B. Party A shall also make all necessary preparations and keep records of such preparations.

4.2 Party B shall provide Party A with relevant information on the construction, modulation, installation, engineering and repairing of its mobile communications projects as well as necessary assistance.

4.3 Party A shall complete, in accordance with relevant engineering procedures, the construction, preliminary testing, modulation, engineering and repairing of Party B's mobile communications projects within the period agreed upon by the Parties, ensure that the quality of the projects is in compliance with relevant standards and regulations. Party A shall also maintain the normal operation of the communications equipment, satisfy Party B's reasonable requirements and provide Party B with the progress status of relevant projects on a timely basis.

4.4 In the event that the construction, engineering and installation services provided by Party A fail to meet the applicable regulations and standards, or Party B's any communications equipment fails to operate normally after Party A's modulation or overhaul, Party B will deduct the service fees payable to Party A.

4.5 Party B has the right to conduct, on a regular or irregular basis, inspections during the process of the construction, engineering, installation, testing and repairing services provided by Party A.


      ARTICLE FIVE     INSPECTION AND ACCEPTANCE UPON COMPLETION; MAINTENANCE

5.1 Five days prior to the completion of a construction and installation project, Party A shall notify Party B in writing the date of inspection and acceptance. If Party B can not make the inspection as scheduled, it shall notify Party A in advance and consult with Party A for another date of inspection and acceptance. If the project passes Party B's inspection and acceptance, Party B shall acknowledge the date of completion of such project as notified by Party A.

5.2 A construction and installation project accepted by Party B following inspection shall be transferred from Party A in its entirety to Party B within 3 days from the date of such inspection and acceptance. If a project already accepted by Party B incurs any losses as the result of Party B's failure to take delivery of such project on schedule, Party B shall bear any and all such losses.

5.3 If any part of a project is deemed to be unqualified and needs redoing or repairing during the inspection of such project upon its completion, the Parties shall, at the time of such inspection, negotiate with each other and agree upon remedial measures and time limit for such remedial measures. Party A shall implement such remedial measures within the specified time limit. The delivery of such project after redoing or repairing shall not take place until the project has passed inspection and acceptance procedures upon completion. Expenses and losses incurred therefrom shall be borne by Party A.

5.4 Party A shall provide a quality warranty in respect of the project for one year from the date on which such project is inspected and accepted upon completion. During such warranty period, Party A shall be responsible for all repairs, at its sole expense, in connection with any accident caused by substandard quality of the project and shall indemnify Party B for all losses sustained by Party B as the result of such accident; provided, however, that Party A shall not be held liable for any losses caused by any inherent quality defect in Party B's equipment.


                ARTICLE SIX     ASSIGNMENT OF RIGHTS AND OBLIGATIONS

6.1 Neither Party may assign any or all of its rights and obligations hereunder without the other Party's written consent thereto.


                         ARTICLE SEVEN     CONFIDENTIALITY

7.1 The Parties shall keep strictly confidential the other Party's business data and information. Neither Party may, without the other Party's written consent, provide or disclose to any other organizations or persons any data or information with regard to the operations of such other Party, unless such disclosure is required by the applicable laws.


                ARTICLE EIGHT     LIABILITIES FOR BREACH OF CONTRACT

8.1 Any failure of either Party to perform any of the terms hereunder shall be deemed as breach of contract. The breaching Party shall correct the breach within twenty days from the date of receipt from the non-breaching Party a written notice specifying such breach. If the breaching Party fails to correct such breach within such twenty-day period, the non-breaching Party may select to terminate the Agreement upon written notice to the other Party, in which case the breaching Party shall compensate the non-breaching Party for all economic losses sustained by the non-breaching Party as the result of such breach.

8.2 Party A shall repair or redo, free of charge, any project that fails to meet any contractual requirements. In the event of any delay in delivery as the result of such repair or redo, Party A shall pay an overdue penalty for such delay.

8.3 If Party A fails to complete a project on the date specified in the contract, it shall pay Party B a penalty of 0.05% of the total costs of the project contracted to it per day.


                           ARTICLE NINE     FORCE MAJEURE

9.1 Any event or circumstance beyond the reasonable control of a Party and unavoidable by the affected Party by exercise of due care shall be deemed as an "event of Force

         Majeure" and shall include, but not limited to, earthquake, fire, explosion, storm, flood, lightning or war.

9.2 Neither Party shall bear any liability for breach of contract if it fails to perform all or any of its obligations hereunder as a result of an event of Force Majeure. However, the Party or Parties affected by an event of Force Majeure shall, within fifteen days of the occurrence of such event, notify the other Party of the details of such event of Force Majeure along with the relevant proof.

9.3 A Party/the Parties shall resume the performance of its/their obligations hereunder after the effects of such event of Force Majeure have been eliminated.


                ARTICLE TEN     GOVERNING LAW AND DISPUTE RESOLUTION

10.1 Any dispute arising from or in connection with the validity, interpretation or performance of this Agreement shall be resolved by the Parties through consultations. If no resolution can be reached through consultations, either Party may submit such dispute to the Shanghai Arbitration Commission for arbitration in accordance with its then effective arbitration rules. Once Shanghai Mobile Communication Company Limited is transformed into a wholly foreign-owned enterprise, the dispute resolution institution shall be automatically changed to China International Economic and Trade Arbitration Commission and any dispute shall be resolved in accordance with its then effective arbitration rules in Shanghai. The award of such arbitration shall be final and binding upon the Parties.

10.2 Except for matters under arbitration, the remaining part of the Agreement shall be in effect during the time of arbitration.


                             ARTICLE ELEVEN     NOTICES

11.1 Any notice or other document to be given under this Agreement shall be delivered in writing and may be delivered in person, sent by registered mail or transmitted by facsimile to the Parties at their legal addresses stated in this Agreement or any other addresses a Party may have notified the other Party in accordance with this Article.

11.2 Any notice or document shall be deemed to have been received at the time as follows:

         if delivered in person, at the time of delivery;

         if delivered by registered mail, five (5) business days after being posted (excluding Saturdays, Sundays and public holidays); and

         if transmitted by facsimile, upon receipt, or if the time of transmission is during non-business hours, it shall be deemed to have been given at the beginning of the normal business hours of the succeeding day (excluding Saturdays, Sundays and public holidays), subject to proof by the sender or confirmation from the facsimile machine used for such transmission that a satisfactory transmission has been completed.

               ARTICLE TWELVE     EFFECTIVENESS AND TERM OF AGREEMENT

12.1 The Agreement, upon signing and affixing with their official seals by the Parties, shall become effective on the execution date of this Agreement and expire on December 31, 2000. Unless a Party notifies the other Party in writing of its intention to terminate this Agreement three months prior to the expiration date hereof, this Agreement shall automatically be extended for one year upon the expiration of its term. The times of such extension shall be unlimited.

12.2 Party A hereby acknowledges hereby that Party B may be transformed into a wholly foreign-owned enterprise during the term of the Agreement without consent or acknowledgement by Party A either prior to or after the event, and that Party B's entire rights and obligations under the Agreement shall not be affected or changed on the ground that the nature of the company has changed into a wholly foreign-owned enterprise. Party A will acknowledge the legal status of such wholly foreign-owned enterprise in performing this Agreement.

12.3 In the event that the following conditions are not met, Shanghai Mobile Communication Company Limited shall be entitled to terminate this Agreement at any time. After the termination of this Agreement, the Parties shall cease to enjoy any rights or assume any obligations under this Agreement or in connection with its termination, except the rights and obligations that have incurred under this Agreement prior to such termination.

         (1) China Mobile (Hong Kong) Limited ("CMHK") shall have been granted relevant waivers by the Stock Exchange of Hong Kong Limited ("HKSE") for CMHK's connected transactions in accordance with the listing rules of HKSE; and

         (2) The independent shareholders of CMHK who are deemed to be independent in accordance with the listing rules shall have approved relevant transactions.


                         ARTICLE THIRTEEN     MISCELLANEOUS

13.1 During the performance of this Agreement, any provision that may become invalid or unenforceable will not affect the validity of any other provisions hereof.

13.2 Any matter not covered herein may be supplemented, explained, and interpreted in a supplementary agreement or appendix to be entered into by the Parties. All supplementary agreements and appendices hereto shall constitute an integral part of, and have the same force and effect as, this Agreement.

13.3 This Agreement is written in Chinese and signed in four counterparts. Each Party will keep two copies, and all copies shall be signed by the legal representative or authorized representative of each Party or affixed with its official seal.

PARTY A: SHANGHAI LONG-DISTANCE          PARTY B: SHANGHAI MOBILE COMMUNICATION
         TELECOMMUNICATION ENGINEERING            COMPANY LIMITED
         COMPANY

By:     s/Zhang Zhilian                  By:      s/Chen Suxian
   ----------------------------------       -----------------------------------
   Legal or authorized representative       Legal or authorized representative